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                                                                   Exhibit 4(c)

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT


         AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "Amendment") dated as of September 30, 2002 and effective as of October 4, 2002, between A. Schulman, Inc., a Delaware corporation (the "Company"), and National City Bank, a national banking association ("National City Bank").

                              W I T N E S S E T H

         WHEREAS, the Company and Society National Bank (n/k/a KeyBank National Association), a national banking association ("KeyBank") entered into that certain Rights Agreement dated January 12, 1996 (the "Rights Agreement"), pursuant to which the Company appointed KeyBank, and KeyBank agreed to act as, the "Rights Agent", as that term is defined in and pursuant to the terms and conditions set forth therein;

         WHEREAS, effective May 27, 1997, pursuant to that certain Amendment No. 1 to Rights Agreement dated November 21, 1997, KeyBank resigned as the Rights Agent and the Company appointed EquiServe Trust Company, N.A. (f/k/a/ First Chicago Trust Company of New York) ("EquiServe") as successor Rights Agent; and

         WHEREAS, the Company has determined that it is in its best interest to remove EquiServe as the Rights Agent pursuant to its rights under Section 21 of the Rights Agreement, and appoint National City Bank as the successor Rights Agent.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

         Section 1. APPOINTMENT OF SUCCESSOR RIGHTS AGENT. The Company hereby appoints National City Bank as successor Rights Agent under the Rights Agreement, effective as of the close of business on October 4, 2002, and National City Bank hereby accepts such appointment.

         Section 2. AMENDMENT OF RIGHTS AGREEMENT. Effective as of the appointment of National City Bank as successor Rights Agent, the Rights Agreement shall be and hereby is amended as follows:

                  (a) Section 25 of the Rights Agreement hereby is amended deleting the following address for notice or demand to be given to the Rights
Agent:

               "First Chicago Trust Company of New York
               525 Washington Boulevard
               Mall Suite 4660
               Jersey City, New Jersey  07303-2533
               Attention:  Tenders & Exchanges Administration"

and substituting in lieu thereof the following:

               "National City Bank
               Corporate Trust Administration
               629 Euclid Avenue, Suite 635
               Cleveland, Ohio 44114"


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                  (b) All references in the Rights Agreement to "First Chicago
Trust Company of New York" as Rights Agent shall for all purposes be deemed to refer instead to "National City Bank".

         Section 3. RIGHTS AGREEMENT AS AMENDED. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. This Amendment shall be effective as of October 4, 2002 and, except as set forth herein, the Rights Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

         Section 4. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be herewith affixed and attested, as of the day and year first above written.



Attest:                                     A. SCHULMAN, INC.


                                            By:    /S/ ROBERT A. STEFANKO
--------------------------------               --------------------------------
Name:                                       Name:  Robert A. Stefanko
     ---------------------------
Title:                                      Title: Executive Vice President -
      --------------------------                   Finance and Administration



Attest:                                     NATIONAL CITY BANK


   /s/ KIMBERLY A. EDMOND                   By: /s/ SHARON R. BOUGHTER
--------------------------------                --------------------------------
Name:  Kimberly A. Edmond                   Name:   Sharon R. Boughter
     ---------------------------                   -----------------------------
Title: Administrative Assistant             Title:  Account Administrator
      --------------------------                   -----------------------------







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